EXHIBIT 5.1




                                  May 15, 2001


Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537

           RE:       BOSTON SCIENTIFIC CORPORATION
                     GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

Gentlemen:

           This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about May 16, 2001 (the "Registration Statement"), of 4,500,000 shares (the "Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of Boston Scientific Corporation, a Delaware corporation (the "Company"), which have been or will issued pursuant to the Company's Global Employee Stock Ownership Plan (the "Plan").

           I have acted as counsel to the Company in connection with the foregoing registration of the Shares. I or attorneys in my office have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me or by attorneys in my office as copies, the authenticity and completeness of all original documents reviewed by me or by attorneys in my office in original or copy form and the legal competence of each individual executing such documents. I have further assumed that all options and shares granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.


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Boston Scientific Corporation
May 15, 2001
Page -2-

Based upon the foregoing, I am of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options and the Plan, and as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

           This opinion is limited solely to the Delaware General Corporation
Law.

           I consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Lawrence J. Knopf

                                        -----------------------------------
                                        Lawrence J. Knopf
                                        Vice President, Assistant Secretary
                                        and Assistant General Counsel